UNITED STATES
                        SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

   Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

                         Date of Report:  July 30, 2003
                        (Date of earliest event reported)

                         MERGE TECHNOLOGIES INCORPORATED
             (Exact name of registrant as specified in the charter)

            Wisconsin  	              0-29486			39-1600938
  (State or other jurisdiction  (Commission File No.)         (IRS Employer
        of incorporation)                                   Identification No.)


             1126 South 70th Street, Milwaukee, Wisconsin  53214-3151
                     (Address of Principal Executive Offices)

                                  (414) 977-4000
                (Registrant's telephone number including area code)

                                        N/A
            (Former name or former address, if changed since last report)

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ITEM 12.	RESULT OF OPERATIONS & FINANCIAL CONDITION

	On July 30, 2003, Merge Technologies Incorporated dba Merge eFilm announced the financial results for its second quarter of its fiscal year 2003.

	A copy of the earnings press release announcing financial results for the second quarter, together with Condensed Consolidated Statements of Operations for the three and six months ended June 30, 2003 and 2002, respectively, as well as Summary Balance Sheet Data for June 30, 2003 and December 31, 2002, included therein, is filed as an exhibit to this Form 8-K and is incorporated by reference herein.


     (a)	Exhibit

     99.1	Press Release announcing financial results for second quarter
		of its fiscal year 2003.


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                                     SIGNATURES


	Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


				MERGE TECHNOLOGIES INCORPORATED



Dated:  July 30, 2003		By:	/s/ Richard A. Linden
					-------------------------------------
					Richard A. Linden,
					President and Chief Executive Officer


				MERGE TECHNOLOGIES INCORPORATED



Dated:  July 30, 2003		By:	/s/ Scott T. Veech
					-------------------------------------
					Scott T. Veech,
					Chief Financial Officer, Treasurer
					  and Secretary

<PAGE 3>


EXHIBIT 99.1


[MERGE EFILM LOGO]

NEWS RELEASE
For Immediate Release

Contact: Scott Veech, Chief Financial Officer
         Richard Linden, President & CEO
         (414) 977-4000


                          MERGE TECHNOLOGIES INCORPORATED
                   ANNOUNCES RECORD SECOND QUARTER 2003 EARNINGS
              Revenues grow 54%; Company completes strategic acquisition

	Milwaukee, WI, July 30, 2003 - Merge Technologies Incorporated (NASDAQ:MRGE), d.b.a Merge eFilm, today announced financial results for the quarter and six months ended June 30, 2003.

	Revenues for the quarter ended June 30, 2003 were $6,434,000, an increase of 54% over revenues of $4,183,000 for the quarter ended June 30, 2002. Revenues were $12,552,000 for the six months ended June 30, 2003, an increase of 44% over revenues of $8,718,000 for the six months ended June 30, 2002.

	Net income for the quarter ended June 30, 2003, was $1,400,000, an increase of 133% over net income of $600,000 for the quarter ended June 30, 2002. Basic EPS was $0.13 and diluted EPS was $0.12 for the quarter ended June 30, 2003 compared to basic EPS of $0.07 and diluted EPS of $0.06 for the quarter ended June 30, 2002.

	Net income for the six months ended June 30, 2003 was $2,716,000, an increase of 108% over net income of $1,304,000 for the six months ended June 30, 2002. Basic EPS was $0.25 and diluted EPS was $0.23 for the six months ended June 30, 2003 compared to basic EPS of $0.16 and diluted EPS of $0.12 for the six months ended June 30, 2002.

	Gross margins increased to 75% for the quarter ended June 30, 2003, from 61% for the quarter ended June 30, 2002. Gross margins for the six months ended June 30, 2003 increased to 71% compared to 61% for the six months ended June 30, 2002. Cash at June 30, 2003 increased 107% to $9,150,000 from $4,411,000 at December 31, 2002.


<PAGE 4>


Analysis of Results:

 	"I am pleased to report that we successfully completed several strategic, financial and operational objectives during the second quarter," said Richard A. Linden, President and CEO. "Our performance continues to demonstrate the market's acceptance of our product and service offering and our ability to successfully execute our strategy. We demonstrated a strong focus on operational execution and a continued alignment of our strategy within our target market, where the value of our expanded RIS/PACS product and service offering is evident.

	"Operationally, we strengthened our direct sales pipeline and VAR partnerships through a steady combination of additional trade show exposure, adding sales and pre-sales resources and growing our VAR partnership presence. We continue to be pleased with the steady growth in our full FUSION Solution PACS customer base, along with the market presence of our eFilm workstation product, which has now reached over 34,000 users. We are a market leader in installations of desktop diagnostic imaging software, and continue to see that leadership position translate into full FUSION solution sales.

	"We continued to make steady progress with respect to the innovation of our FUSION and eFilm Workstation software products. New releases of our FUSION Server and eFilm Workstation entered clinical trials at several
customer sites during the second quarter.   These new releases bring added
functionality and performance that is expected to enhance our competitive
position in the marketplace.   We continue to meet our product innovation
goal of releasing new products or upgrades every three to four months and accelerating the cycle time from new product design to commercialization," said Linden.

	"In addition to strong financial and operational performance, we successfully planned and closed two important transactions consistent with our strategy for growth. Our acquisition of RIS Logic, which closed in early July, has positioned us to accelerate our previously stated strategy as a global healthcare software and services company focused on providing our customers an integrated RIS/PACS solution. Combining RIS Logic's Radiology Information System (RIS) with our FUSION PACS (Picture Archiving Communication System) solution fully automates the operation of imaging services, achieving a filmless and paperless workflow environment. This customer-driven solution allows Merge eFilm to be the single source provider for our customers' mission-critical workflow needs, supported by comprehensive professional services. The integration plan is in progress, with an initial focus on


<PAGE 5>


marketing, sales and RIS/PACS product integration. Through our combined direct sales force of fifteen, we anticipate incremental sales through cross selling and joint RIS/PACS opportunities as demonstrated with CDI, a national outpatient imaging center company, which is now a joint Merge eFilm and RIS Logic customer. Beyond the strategy, target market and product synergies shared by the two companies, the combined organization will benefit from the addition of several experienced RIS Logic executives, including Dan Quigg, President RIS Logic Division, who brings extensive experience in developing and leading software and professional service companies.

	"In addition, we successfully moved to NASDAQ's National Market and completed a common stock private placement in July, to add approximately $8 million in cash to our strong balance sheet. These accomplishments continue to expand our institutional investor base and provide the Company with the financial strength and flexibility to continue our strategic growth initiatives," said Linden.

Guidance:

	The Company anticipates market conditions to remain supportive of its software-centric product and service offerings, which are focused primarily on small to medium sized hospitals and imaging centers. The target market's receptiveness to the expanded RIS/PACS offering with the acquisition of RIS Logic reinforces the Company's belief regarding continued healthcare IT expenditures on integrated RIS/PACS solutions. The Company's year-to-date performance combined with the recent acquisition of RIS Logic positions the Company to increase its guidance for 2003 revenues to the range of $29 million to $30 million, with year-over-year growth of approximately 38% to 40%. Furthermore, the Company is increasing its estimate for diluted EPS on an after-tax basis to a range of $0.49 to $0.52, excluding charges associated with the acquisition. The Company expects the RIS Logic acquisition to be earnings neutral, excluding charges associated with the acquisition, for the remainder of 2003 and accretive in 2004 and beyond.


                                      # # #


<PAGE 6>

About Merge eFilm
Merge eFilm is a global healthcare software and services company focused on delivering a suite of RIS/PACS software solutions and professional services to hospitals and imaging centers. Our strength lies in our ability to automate, integrate and replicate optimal image and information workflow for everyone involved in the care of the patient. For more than sixteen years, Merge eFilm has leveraged its healthcare IT, clinical and engineering experience to create elegant and affordable solutions that improve the clinicians' productivity and
enhance the quality of the care they provide.   For additional information,
visit our websites at www.merge-efilm.com and www.rislogic.com.

Except for the historical information herein, the matters discussed in this news release include forward-looking statements that may involve a number of risks and uncertainties. When used in this press release, the words: believes, intends, anticipates, expects, and similar expressions are intended to identify forward-looking statements. Actual results could differ materially from those projected in the forward-looking statements based on a number of factors, including, but not limited to, risks in product and technology development, market acceptance of new products and continuing product demand, the impact of competitive products and pricing, changing economic conditions, credit and payment risks associated with end-user sales, dependence on major customers, dependence on key personnel, and other risk factors detailed in filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances.

                          (Financial statements attached)

<PAGE 7>



                                MERGE TECHNOLOGIES INCORPORATED AND SUBSIDIARIES
                               CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (1)
                                   (Dollars in thousands, except share data)
                                                 (unaudited)


						    Three Months Ended	            Six Months Ended
							 June 30,		         June 30,
						-----------------------------------------------------------
						    2003	    2002	    2003	    2002
						-----------	-----------	-----------	-----------

Net sales.....................................	$     6,434	$     4,183	$    12,552	$     8,718
Cost of sales.................................	      1,628	      1,629 	      3,680	      3,417
						-----------	-----------	-----------	-----------
Gross profit..................................	      4,806	      2,554	      8,872	      5,301
						-----------	-----------	-----------	-----------
Operating costs and expenses:
 sales and marketing..........................	      1,477	        899	      2,802	      1,766
 Product research and development.............	        397	        350		836	        714
 General and administrative...................	        865	        480	      1,587	      1,149
 Depreciation and amortization................	        117	        119	        223	        232
 Acquired in-process research and development.	       ----	        148	       ----	        148
						-----------	-----------	-----------	-----------
Total operating costs and expenses............	      2,856	      1,996	      5,448	      4,009
						-----------	-----------	-----------	-----------
Operating income..............................	      1,950	        558	      3,424	      1,292
						-----------	-----------	-----------	-----------

Total other income (loss).....................	       (241)		 56	       (219)		 46
						-----------	-----------	-----------	-----------
Net income before income taxes................	      1,709	        614	      3,205	      1,338
						-----------	-----------	-----------	-----------
Income tax expense............................	        309	         14	        489	         34
						-----------	-----------	-----------	-----------
Net income....................................	$     1,400	$       600	$     2,716	$     1,304
						===========	===========	===========	===========


Net income per share - basic..................	$      0.13	$      0.07	$      0.25	$      0.16
						===========	===========	===========	===========
Weighted average number of common shares
 outstanding - basic..........................	 10,762,195	  7,751,870	 10,612,970	  7,415,664
						===========	===========	===========	===========

Net income per share - diluted................	$      0.12	$      0.06	$      0.23	$      0.12
						===========	===========	===========	===========
Weighted average number of common shares
 outstanding - diluted........................	 11,677,051	  9,910,400	 11,749,134	  9,740,228
						===========	===========	===========	===========

(1)	These condensed consolidated statements of operations should be read in
	conjunction with the Company's Annual Report on Form 10-KSB for fiscal
	2002 and its Quarterly Report on Form 10-Q for the three and six months
	ended June 30, 2003 proposed to be filed on or prior to August 14, 2003.



<PAGE 8>


                   MERGE TECHNOLOGIES INCORPORATED AND SUBSIDIARIES
                             SUMMARY BALANCE SHEET DATA(1)
                       (In thousands, except for current ratio)
                                    (unaudited)


					June 30,      December 31,
					  2003	          2002	       Change
					--------	--------      --------

Cash..................................	$  9,150	$  4,411	107%
Accounts receivable...................	   5,916	   7,148	-17%
Inventory.............................	     828	     453	 83%
Accounts payable......................	     710	   1,493	-52%
Deferred revenue......................	   2,551	   1,892	 35%

Total current assets..................	$ 16,333	$ 12,213	 34%
Total current liabilities.............	   4,814	   4,341	 11%

Total assets..........................	$ 31,892	$ 27,246	 17%
Total liabilities.....................	   5,349	   5,563	 -4%

Current ratio.........................	    3.39	    2.81	 21%



(1)	This summary balance sheet data should be read in conjunction with
	the Company's Annual Report on Form 10-KSB for fiscal 2002 and its Quarterly Report on Form 10-Q for the three and six months ended June 30, 2003 proposed to be filed on or prior to August 14, 2003.


<PAGE 9>
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